Exhibit (a)(1)(xi)
FORM OF NOTICE OF WITHDRAWAL
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
THE DEADLINE FOR WITHDRAWING TRUST INTERESTS IS 5:00 P.M., NEW YORK CITY TIME,
SEPTEMBER 8, 2008 (THE “ELECTION DATE”). THE EXCHANGE OFFER WILL EXPIRE AT 12:00
MIDNIGHT, NEW YORK CITY TIME, ON SEPTEMBER 11, 2008 UNLESS THE EXCHANGE OFFER IS
EXTENDED OR TERMINATED. THE ELECTION DATE IS THREE BUSINESS DAYS PRIOR TO THE
EXPIRATION OF THE METLIFE EXCHANGE OFFER. TRUST INTERESTS REPRESENTING SHARES
OF METLIFE COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE
WITHDRAWN AT ANY TIME PRIOR TO THE ELECTION DATE.
     The undersigned acknowledges receipt of the Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”) of MetLife, Inc. (“MetLife”), a Delaware corporation for the offer to exchange 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for outstanding shares of MetLife common stock, par value $0.01 per share (“MetLife common stock”), that are validly tendered and not properly withdrawn in the exchange offer. You should only use this Notice of Withdrawal if you hold interests (“Trust Interests”) in the MetLife Policyholder Trust established under the MetLife Policyholder Trust Agreement (the “Trust Agreement”), dated as of November 3, 1999, by and among Metropolitan Life Insurance Company, MetLife, Wilmington Trust Company (the “Trustee”) and Mellon Investor Services LLC (doing business under the name of BNY Mellon Shareowner Services), as custodian (the “Custodian”). All withdrawals of instructions to tender shares of MetLife common stock represented by the Trust Interests in the exchange offer that were previously sent to the Custodian must comply with the procedures described in the Offer to Exchange under the heading “The Exchange Offer – Withdrawal Rights.”
     The undersigned has identified below the Trust Interests that it is withdrawing from the exchange offer:
NUMBER OF TRUST INTERESTS REPRESENTING
SHARES OF METLIFE COMMON STOCK BEING WITHDRAWN
You may transmit this Notice of Withdrawal to the Custodian, by mail to BNY Mellon Shareowner Services, P.O. Box 3354, South Hackensack, New Jersey 07606-3354 or by facsimile transmission at (201) 680-4630 and confirm the receipt of such facsimile transmission at (201) 680-4860.
     This Notice of Withdrawal must be signed below by the Trust Beneficiar(y)(ies) of the Trust Interests representing shares of MetLife common stock tendered as its or their names are recorded in the records of the Custodian or by person(s) authorized to become Trust Beneficiar(y)(ies) by endorsements and documents transmitted with the Letter of Instructions used to tender such shares of MetLife common stock represented by the Trust Interests. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Name of Firm/Individual:

Account Number(s):

Signature(s):

Capacity (full title):

Address (including Zip Code):

Area Code and Telephone Number:

Tax Identification or Social Security No.:

Dated: , 2008

     MetLife will determine all questions as to the validity, form and eligibility (including time of receipt) of any Notice of Withdrawal in its sole discretion. None of MetLife, the co-dealer managers, the exchange agent, the Custodian, the Trustee, the information agent, RGA or any other person is under any duty to give notice of any defects or irregularities in any Notice of Withdrawal and none of them will incur any liability for failure to give any such notice.